                                                                      Exhibit 24

                                POWER OF ATTORNEY

       We, the undersigned officers and directors of Chiquita Brands International, Inc. (the Company), hereby severally constitute and appoint William A. Tsacalis and Robert W. Olson, and each of them singly, our true and lawful attorneys and agents with full power to them and each of them to do any and all acts and things in connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2002 (the Report) pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name of the Company and the names of the undersigned directors and officers in the capacities indicated below the Report, any and all amendments and supplements thereto and any and all other instruments and documents which said attorneys and agents or any of them may deem necessary or advisable in connection therewith.

Signature                              Title                            Date
----------------------                 ---------                        ----------------
/s/ Cyrus F. Freidheim, Jr.            Chairman of the Board and        March 27, 2003
--------------------------             Chief Executive Officer
(Cyrus F. Freidheim, Jr.)


/s/ Morten Arntzen                     Director                         March 20, 2003
------------------
(Morten Arntzen)


/s/ Jeffrey D. Benjamin                Director                         March 18, 2003
-----------------------
(Jeffrey D. Benjamin)


/s/ Robert W. Fisher                   Director                         March 19, 2003
--------------------
(Robert W. Fisher)


/s/ Roderick M. Hills                  Director                         March 26, 2003
---------------------
(Roderick M. Hills)

/s/ Durk I. Jager                      Director                March 18, 2003
-----------------
(Durk I. Jager)


/s/ Jaime Serra                        Director                March 18, 2003
---------------
(Jaime Serra)


/s/ Steven P. Stanbrook                Director                March 13, 2003
-----------------------
(Steven P. Stanbrook)